EXHIBIT 10.7

FUNDING SUPPORT AGREEMENT

by and among

Stanley Hills, LLC,

VisionWave Technologies, Inc.,

and VisionWave Holdings, Inc.

This FUNDING SUPPORT AGREEMENT (this “Agreement”) is entered into as of April 8, 2025, and made effective as of March 31, 2025, by and among Stanley Hills, LLC, a Delaware limited liability company (“Stanley Hills”), VisionWave Technologies, Inc., a Nevada corporation (“VW Technologies”), and VisionWave Holdings, Inc., a Delaware corporation (“VW Holdings,” and together with VW Technologies, the “Companies,” and each a “Company”).

RECITALS

WHEREAS, VW Holdings is a wholly-owned subsidiary of Bannix Acquisition Corp. and was formed for the purpose of consummating a business combination with VW Technologies pursuant to that certain Merger Agreement and Plan of Reorganization, dated as of September 6, 2024 (the “Merger Agreement”);

WHEREAS, Stanley Hills is the principal shareholder of VW Technologies and has a material interest in the successful consummation of the business combination;

WHEREAS, both VW Holdings and VW Technologies currently lack sufficient working capital to fund their respective operations and ongoing expenses through the expected closing of the business combination;

WHEREAS, Stanley Hills desires to provide financial support to both Companies in order to ensure their ability to continue operations and meet obligations for at least the next twelve (12) months;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties agree as follows:

1.       Support Commitment

1.1       Funding Obligation. Stanley Hills hereby irrevocably and unconditionally agrees to provide, as needed, financial support to each Company sufficient to meet their respective working capital requirements, including but not limited to payment of operating expenses, legal and accounting fees, SEC compliance and filing costs, and transaction-related expenditures, for a period of not less than twelve (12) months from March 31, 2025.

1.2       Form of Funding. At the discretion of Stanley Hills and in consultation with each Company, the funding may be provided in the form of (a) direct payments to third-party vendors or service providers, (b) advances or intercompany loans, or (c) equity contributions, provided such structure does not adversely affect the accounting or legal treatment required by either Company or their auditors.

1.3       Repayment Terms. Unless otherwise agreed in writing, all advances made by Stanley Hills under this Agreement shall be non-interest bearing, and repayable only at such time as determined by the respective Company’s Board of Directors in its sole discretion, and only to the extent such repayment would not impair the Company’s liquidity or going concern status.

2.       Term and Termination

2.1       Term. This Agreement shall remain in full force and effect through the twelve (12) month anniversary of March 31, 2025.

2.2       No Early Termination. Stanley Hills may not terminate this Agreement early, and no such termination shall relieve Stanley Hills of any obligation that accrued prior to such date.

3.       Disclosures and Reporting

3.1       SEC and Audit Disclosure. Each Company may disclose this Agreement and its terms in their financial statements, footnotes, SEC filings (including Forms S-4, 10-Q, 10-K, or 8-K), and any other public disclosures as required by applicable law or regulation or as requested by their independent auditors.

3.2       Use of Funds. Each Company shall maintain records of funds provided by Stanley Hills and will furnish summary reporting upon request to Stanley Hills or its designated representatives.

4.       Miscellaneous

4.1       Entire Agreement. This Agreement constitutes the entire understanding of the parties regarding the subject matter herein and supersedes any prior oral or written commitments.

4.2       Amendments. No amendment or modification of this Agreement shall be valid unless made in writing and signed by all parties.

4.3       Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to conflict of laws principles.

4.4       Counterparts. This Agreement may be executed in counterparts, including electronically, each of which shall be deemed an original and all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

STANLEY HILLS, LLC

By: /s/ Yossi Attia

Name: Yossi Attia

Title: Managing Member

VISIONWAVE TECHNOLOGIES, INC.

By: /s/ Noam Kenig

Name: Noam Kenig

Title: Chief Executive Officer

VISIONWAVE HOLDINGS, INC.

By: /s/ Doug Davis

Name: Doug Davis

Title: Chief Executive Officer